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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 24, 1995, with respect to the financial statements of Grupo Industrial Santa Engracia, S.A. de C.V. in the Registration Statement (Form S-1 No. 333-3539) and related Prospectus of The UniMark Group, Inc. for the registration of 2,000,000 shares of its common stock.


                                          GARZA, JASSO Y ASOCIADOS

Leon, Gto.
Mexico

May 16, 1996